Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report on Form 10-Q of the Registrant for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Steven R. Williams	May 15, 2008
Chief Executive Officer Petroleum Development Corporation, Managing General Partner of the Registrant

/s/ Richard W. McCullough	May 15, 2008
Richard W. McCullough
President and Chief Financial Officer Petroleum Development Corporation, Managing General Partner of the Registrant

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.